Blackboard Inc. Reports Third Quarter 2007 Results
— Third Quarter Revenue Increases 22 Percent to $61.6 Million —
— Company Raises Financial Guidance for Fourth Quarter and FY 2007 —
Washington, DC — November 1, 2007 — Blackboard Inc. (NASDAQ: BBBB) today announced financial results for the third quarter ended September 30, 2007, and updated guidance for the fourth quarter and the full year of 2007.
Total revenue for the quarter ended September 30, 2007, was $61.6 million, an increase of 22 percent over the third quarter of 2006. Product revenues for the quarter were $54 million, an increase of 24 percent over the third quarter of 2006, while professional services revenues for the quarter were $7.6 million, an increase of 9 percent over the third quarter of 2006.
Net income was $3.3 million, resulting in net income per basic and diluted share of $0.11 for the third quarter of 2007 compared to a net loss of $4.8 million and net loss per basic and diluted share of ($0.17) for the third quarter of 2006. Non-GAAP adjusted net income for the third quarter of 2007, which excludes the amortization of acquisition-related intangible assets, net of taxes, was $6.6 million, resulting in non-GAAP adjusted net income per share of $0.22 compared to non-GAAP adjusted net loss of $846,000 and non-GAAP adjusted net loss per share of ($0.03) for the third quarter of 2006.
“During the quarter, we realized strong revenue and earnings performance and generated operating cash flow in excess of $38 million,” said Michael Chasen, CEO and President of Blackboard Inc. “These results combined with our outlook for the fourth quarter put us on track to have another record year with revenue expected to exceed $237 million and cash flow of approximately $60 million. Our continued financial success is giving us the opportunity to invest more meaningfully in our business, particularly in ongoing product development and client support.”
Highlights from the Third Quarter of 2007
•	A few of Blackboard’s new and expanded client relationships in the quarter included:
•	U.S. Higher Education: Brigham Young University, Butte College, Campbell University, Central Carolina Community College, CSU — Long Beach, Dominican University of California, Iona College, Massachusetts Bay Community College, Meredith College, Southeastern Baptist Theological Seminary, SUNY - University at Buffalo, University of Georgia, University of Pittsburgh, University of Southern Mississippi, University of Vermont and others.

•	International: City of Wolverhampton College, Holmes Colleges Australia, Kings College London, Northbrook College Sussex, Richmond International University in London, Taylors College, Universidad Nacional de Colombia, Universitaria Los Libertadores, University of Newcastle, University of Northampton, University of Wales, Swansea and others.
•	K-12: Anderson County Schools (TN), Birdville ISD (TX), Colorado State Department of Education (CO), Hurst Euless Bedford Independent School District (TX), Institute for Educational Development (AZ), Madison Public Schools (CT), Montgomery County Public Schools (MD), New Orleans Public Schools (LA), Riverside Unified School District (CA), Roseville Joint Union High School District (CA), South Carolina Department of Education (SC) and others.
•	Blackboard’s enterprise licenses (Blackboard Learning System™ — Enterprise, Blackboard Community System™, Blackboard Transaction System™, Blackboard Content System™, Blackboard Portfolio System™ and Blackboard Outcomes System™), totaled 3,797.
•	Blackboard unveiled a new plagiarism prevention service, SafeAssign™. This new service helps prevent plagiarism by detecting unoriginal content in student papers and delivering reports within the Blackboard Learning System™ .
•	Blackboard partnered with Wimba to distribute the Wimba Collaboration Suite Express™ to Blackboard K-12 schools and districts in the United States, Canada and Mexico.
Outlook for the Fourth Quarter and Full Year of 2007
Fourth Quarter of 2007:
•	Revenue of $61.0 to $62.0 million;
•	Amortization of acquired intangibles of approximately $5.5 million;
•	Net income of $4.0 to $4.5 million, resulting in net income per diluted share of $0.13 to $0.15, which is based on an estimated 30.4 million diluted shares and an effective tax rate of 41.5 percent; and
•	Non-GAAP adjusted net income, excluding the amortization of acquired intangibles and the associated tax impact, of $7.3 to $7.8 million, resulting in non-GAAP adjusted net income per diluted share of $0.24 to $0.26 based on an estimated 30.4 million diluted shares and an effective tax rate of 40.5 percent.
Full Year 2007:
•	Revenue of $237.3 to $238.3 million;
•	Amortization of acquired intangibles of approximately $22.0 million;

•	Net income of $12.6 to $13.1 million, resulting in net income per diluted share of $0.42 to $0.44, which is based on an estimated 29.9 million diluted shares and an effective tax rate of 41.5 percent; and
•	Non-GAAP adjusted net income excluding the amortization of acquired intangibles and the associated tax impact, of $25.9 to $26.4 million, resulting in non-GAAP adjusted net income per diluted share of $0.86 to $0.88 based on an estimated 29.9 million diluted shares and an effective tax rate of 40.5 percent.
Conference Call
Blackboard will broadcast its third-quarter conference call live over the Internet today beginning at 4:30 p.m. (Eastern). Interested parties can access the webcast through the Investor Relations section of the Company’s Web site at http://investor.blackboard.com. Please access the Web site at least 15 minutes prior to the start of the call to register, download and install any necessary software.
A replay of the call will be available via telephone from approximately 7:00 p.m. (ET) on November 1, 2007, until 11:00 p.m. (ET) on November 8, 2007. To listen to the replay, participants in the U.S. and Canada should dial (888) 286-8010, and international participants should dial +1 (617) 801-6888. The conference ID for the replay is 42516653.

BLACKBOARD INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	September 30		September 30
	2006	2007	2006	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues:
Product	$43,435	$53,993	$113,597	$156,273
Professional services	6,919	7,569	18,046	19,973

Total revenues	50,354	61,562	131,643	176,246
Operating expenses:
Cost of product revenues, excludes $2,800 and $2,928 for the three months ended September 30, 2006 and 2007, respectively, and $6,533 and $8,676 for the nine months ended September 30, 2006 and 2007, respectively, in amortization of acquired technology included in amortization of intangibles resulting from acquisitions shown below (1)	11,354	11,955	29,348	35,611
Cost of professional services revenues (1)	4,385	4,437	12,061	12,339
Research and development (1)	8,000	6,927	20,157	20,842
Sales and marketing (1)	16,678	18,215	43,920	49,418
General and administrative (1)	9,661	10,383	27,063	28,242
Amortization of intangibles resulting from acquisitions	5,377	5,496	12,591	16,388

Total operating expenses	55,455	57,413	145,140	162,840

(Loss) income from operations	(5,101)	4,149	(13,497)	13,406
Other income (expense):
Interest expense	(1,860)	(1,920)	(3,756)	(3,835)
Interest income	341	2,420	1,974	3,332
Other income (expense)	(155)	1,021	(301)	1,970

(Loss) income before benefit (provision) for income taxes	(6,775)	5,670	(15,580)	14,873
Benefit (provision) for income taxes	2,000	(2,391)	4,642	(6,211)

Net (loss) income	$(4,775)	$3,279	$(10,938)	$8,662

Net (loss) income per common share:
Basic	$(0.17)	$0.11	$(0.39)	$0.30

Diluted	$(0.17)	$0.11	$(0.39)	$0.29

Weighted average number of common shares:
Basic	27,922,879	28,956,253	27,760,438	28,668,076

Diluted	27,922,879	30,116,974	27,760,438	29,981,276

(1) Includes the following amounts related to stock-based compensation:
Cost of product revenues	$113	$183	$277	$469
Cost of professional services revenues	150	181	519	471
Research and development	168	102	444	351
Sales and marketing	899	1,248	2,239	3,178
General and administrative	931	1,817	2,559	4,292

Reconciliation of (loss) income before benefit (provision) for income taxes to non-GAAP adjusted net (loss) income (2):
(Loss) income before benefit (provision) for income taxes	$(6,775)	$5,670	$(15,580)	$14,873
Add: Amortization of intangibles resulting from acquisitions	5,377	5,496	12,591	16,388
Adjusted benefit (provision) for income taxes (3)	552	(4,524)	1,181	(12,646)

Non-GAAP adjusted net (loss) income	$(846)	$6,642	$(1,808)	$18,615

Non-GAAP adjusted net (loss) income per common share — diluted	$(0.03)	$0.22	$(0.07)	$0.62

(2)	Non-GAAP adjusted net (loss) income and non-GAAP adjusted net (loss) income per share are non-GAAP financial measures and have no standardized measurement prescribed by GAAP. Management believes that both measures provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations and since the Company has historically reported these non-GAAP results they provide an additional basis for comparisons to prior periods. The non-GAAP financial measures may not be comparable with similar non-GAAP financial measures used by other companies and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The Company provides the above reconciliation to the most directly comparable GAAP financial measure to allow investors to appropriately consider each non-GAAP financial measure.

(3)	Adjusted benefit (provision) for income taxes is applied at an effective rate of approximately 39.5% and 40.5% for the three months ended September 30, 2006 and 2007, respectively, and approximately 39.5% and 40.5% for the nine months ended September 30, 2006 and 2007, respectively.

BLACKBOARD INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
	2006	2007
		(unaudited)
	(in thousands,
	except per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$30,776	$208,032
Accounts receivable, net	52,394	65,818
Inventories	2,377	2,156
Prepaid expenses and other current assets	3,514	5,690
Deferred tax asset, current portion	7,326	8,480
Deferred cost of revenues, current portion	7,983	8,656

Total current assets	104,370	298,832
Deferred tax asset, noncurrent portion	25,431	21,619
Deferred cost of revenues, noncurrent portion	4,253	3,658
Restricted cash	1,999	2,337
Property and equipment, net	12,761	16,179
Goodwill	101,644	105,730
Intangible assets, net	56,841	44,986

Total assets	$307,299	$493,341

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,238	$1,116
Accrued expenses	20,519	22,194
Term loan, current portion	246	—
Deferred rent, current portion	371	144
Deferred revenues, current portion	117,972	130,507

Total current liabilities	141,346	153,961
Term loan, noncurrent portion, net of debt discount	23,377	—
Notes payable, net of debt discount	—	161,031
Deferred rent, noncurrent portion	157	739
Deferred revenues, noncurrent portion	2,298	3,229
Stockholders’ equity:
Common stock, $0.01 par value	282	291
Additional paid-in capital	231,331	257,493
Accumulated deficit	(91,492)	(83,403)

Total stockholders’ equity	140,121	174,381

Total liabilities and stockholders’ equity	$307,299	$493,341

BLACKBOARD INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30
	2006	2007
	(unaudited)	(unaudited)
	(in thousands)
Cash flows from operating activities
Net (loss) income	$(10,938)	$8,662
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Deferred income tax benefit	(6,078)	(2,278)
Excess tax benefits from stock-based compensation	(248)	(6,233)
Amortization of debt discount	940	1,352
Depreciation and amortization	6,572	7,858
Amortization of intangibles resulting from acquisitions	12,591	16,388
Change in allowance for doubtful accounts	(143)	54
Noncash stock-based compensation	6,038	8,761
Changes in operating assets and liabilities:
Accounts receivable	(30,712)	(13,478)
Inventories	(637)	221
Prepaid expenses and other current assets	496	(2,176)
Deferred cost of revenues	(1,745)	(78)
Accounts payable	(575)	(1,122)
Accrued expenses	(4,883)	8,038
Deferred rent	(142)	355
Deferred revenues	40,048	13,466

Net cash provided by operating activities	10,584	39,790
Cash flows from investing activities
Acquisition of WebCT, Inc., net of cash acquired	(154,628)	—
Purchase of property and equipment	(8,188)	(11,154)
Payments for patent enforcement costs	—	(2,978)
Purchase of intangible assets	—	(1,530)
Sale of held-to-maturity securities	23,546	—
Sale of available-for-sale securities	39,056	—

Net cash used in investing activities	(100,214)	(15,662)
Cash flows from financing activities
Proceeds from notes payable	—	160,456
Proceeds from revolving credit facility	10,000	—
Payments on revolving credit facility	(10,000)	—
Proceeds from term loan	57,522	—
Payments on term loan	(15,450)	(24,400)
Release of letters of credit	1,517	—
Payments on letters of credit	—	(338)
Excess tax benefits from stock-based compensation	248	6,233
Proceeds from exercise of stock options	6,943	11,177

Net cash provided by financing activities	50,780	153,128

Net (decrease) increase in cash and cash equivalents	(38,850)	177,256
Cash and cash equivalents at beginning of period	75,895	30,776

Cash and cash equivalents at end of period	$37,045	$208,032

Use of Non-GAAP Financial Measures
This release includes information about the Company’s non-GAAP adjusted net (loss) income and non-GAAP adjusted net (loss) income per share, which are non-GAAP financial measures. Management believes that both measures, which exclude amortization of acquired intangibles and the associated tax impact, provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations and aspects of current operating performance that can be effectively managed. Because the Company has historically reported these non-GAAP results to the investment community, management also believes the inclusion of these non-GAAP financial measures provides consistency in its financial reporting and facilitates investors’ understanding of the Company’s historic operating trends by providing an additional basis for comparisons to prior periods. In addition, the Company’s internal reporting, including information provided to the Company’s Audit Committee and Board of Directors, contains non-GAAP measures. The Company has also adopted internal compensation metrics that are determined on a basis that excludes amortization of acquired intangibles and the associated tax impact.
A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable with similar non-GAAP financial measures used by other companies. The Company compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure which investors can use to appropriately consider each financial measure determined under GAAP as well as on the adjusted non-GAAP basis. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition to the information contained in this release, investors should also review information contained in the Company’s Form 10-Q dated August 10, 2007, as well as other filings with the Securities and Exchange Commission when assessing the Company’s financial condition and results of operations.
About Blackboard Inc.
Blackboard Inc. (NASDAQ: BBBB) is a leading provider of enterprise software applications and related services to the education industry. Founded in 1997, Blackboard enables educational innovations everywhere by connecting people and technology. Millions of people use Blackboard everyday at academic institutions around the globe, including colleges, universities, K-12 schools and other education providers, as well as textbook publishers and student-focused merchants that serve education providers and their students. Blackboard is headquartered in Washington, D.C., with offices in North America, Europe, Australia and Asia.
www.blackboard.com
Blackboard
Educate. Innovate. Everywhere.™
Any statements in this press release about future expectations, plans and prospects for Blackboard and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the factors discussed in the “Risk Factors” section of our Form 10-Q filed on August 7, 2007 with the SEC. In addition, the forward-looking statements included in this press release represent the Company’s views as of November 1, 2007. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to November 1, 2007.
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